Exhibit 99.1

FOR FURTHER INFORMATION:

AT ABERNATHY MACGREGOR

Claire Walsh

(General info)

(212) 371-5999

NOT FOR IMMEDIATE RELEASE

November 25, 2019

NN, Inc. Names Chris Qualters Executive Vice President, Life Sciences

Leadership of Power Solutions and Mobile Solutions to be Combined

under Executive Vice President John Buchan

Charlotte, N.C., November 25, 2019 – NN, Inc. (NASDAQ: NNBR), a diversified industrial company, today announced that the Company has appointed Chris Qualters as Executive Vice President of Life Sciences, effective immediately. Mr. Qualters was previously Executive Vice President of the Company’s Power Solutions group. He succeeds Robbie Atkinson who, by mutual agreement with the Company, is leaving NN to pursue new endeavors.

Warren Veltman, Interim President and CEO, commented, “We continue to focus on improving our financial performance, realizing efficiencies in our businesses and creating the appropriate cost structure to drive long-term value for NN’s shareholders. Accordingly, we are closely evaluating all aspects of our company, including our talent and functional organization, to ensure we have the best teams in place to execute on our strategic priorities and invest in those areas, such as Life Sciences, where we see the greatest return potential.

“Life Sciences has performed well and we see many additional opportunities ahead, which is why we are so excited to have Chris bring his commercial, operational and medical sales expertise to the leadership role of this business. His operational cost improvement acumen and track record of excellent execution will be invaluable as we continue to grow Life Sciences. Chris will join a deep bench of talented, innovation-focused experts, and we look forward to continuing to serve our Life Sciences customers with the best-in-class engineered solutions they have come to expect from us. We thank Robbie for his contributions to NN, and we wish him well in his future endeavors.”

Mr. Qualters brings nearly 30 years of experience leading and driving strategy for engineered products businesses, including general industrial, automotive, aerospace and medical orthopedics, with significant expertise in front line engineering sales and program management and corporate strategy development and execution. Prior to his role as Executive Vice President of the Power Solutions group, he previously served as Vice President and Chief Commercial Officer for NN. Mr. Qualters joined the Company in 2014 as part of NN’s acquisition of Autocam, where he served as Vice President of Sales and Marketing. Prior to joining Autocam in 2008, he held several leadership positions in sales, marketing and product management at Robert Bosch.

Mr. Qualters commented, “I am excited to build upon the successful momentum in our Life Sciences business by further investing in and delivering sophisticated technology and engineered solutions to our customers. I look forward to leveraging my operational and medical sales experience and am squarely focused on supporting the Company’s overall effort to drive efficiencies and cost improvements to enhance our margins and generate improved free cash flow, while still closely supporting the needs of this high growth business segment.”

In conjunction with this announcement, the NN Board today also announced its decision to consolidate the Executive Vice President roles of Mobile Solutions and Power Solutions under single leadership. John Buchan, currently Interim Executive Vice President of Mobile Solutions, will add Mr. Qualters’ previous duties to his current responsibilities to jointly serve as Executive Vice President of Mobile Solutions and Power Solutions. Mr. Buchan is a highly qualified, data-driven and customer-focused executive with more than 20 years of experience leading Mobile Solutions’ global operations, program management and engineering. This streamlined leadership structure seeks to better align NN’s operational philosophy, metrics and management, drive cost reductions and increase sales efficiencies through selling as an industrial group.

Mr. Buchan commented, “I am excited to expand my role at NN while continuing to support the Company as we execute on our strategic priorities. Both Power Solutions and Mobile Solutions benefit from a deep talent pool, and I look forward to collaborating with both teams as we work to enhance customer experience and strive for continuous improvement.”

NN, Inc., a diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 50 facilities in North America, Europe, South America and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the level of the Company’s indebtedness, the restrictions contained in the Company’s debt agreements, the Company’s ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses or the possibility that the Company will be unable to execute on the intended redeployment of proceeds from a divestiture, whether due to a lack of favorable investment opportunities or otherwise.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.